Exhibit 10.21.2




                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                             NON-EMPLOYEE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

          This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS:

          A. The Corporation established the Albertson's, Inc. Non-Employee Directors' Deferred Compensation Plan effective January 1, 1990, as amended December 15, 1998 (the "Plan");

          B. The Corporation, pursuant to Section 10.1 of the Plan, retained the right to amend the Plan; and Section 10.1 provides that the Plan may be amended so long as such amendments do not decrease the benefits or rights of any Participant theretofore accrued.

          C. The Board of Directors of the Corporation has determined that it is advisable to amend the Plan in the manner hereinafter set forth and that such amendments do not decrease the benefits of any Participant theretofore accrued.

                                    AMENDMENT

          The Plan is amended, as of March 15, 2001, in the following respects:

          1. The Preamble is amended and restated to read, in its entirety, as follows:

          "This Plan is an unfunded deferred compensation agreement for non-employee directors and persons designated as Special Advisors to the Board, and all rights hereunder shall be governed by and construed in accordance with the laws of Idaho. The Plan is implemented with the intention that it will aid in retaining and attracting non-employee directors and Special Advisors of exceptional ability by providing such directors and Special Advisors with a means to supplement their income at retirement. For purposes of this Plan, service as a Special Advisor shall be treated in the same manner as service as a Director."

          2. Section 1.9 of the Plan is amended and restated to read, in its entirety, as follows:

          "`Director' means a member of the Board or a Special Advisor to the Board."



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          3.  The following  shall be inserted in the Plan as a new Section 1.20 and  corresponding  changes to the  numbering  of the  remaining  provisions  of
Article I shall be made to reflect this new insertion:

          "`Special Advisor' means an individual designated as such by the Board."

          4.  The  following   sentence  shall   be  inserted   at  the  end  of
Section 6.3:

          "Notwithstanding anything to the contrary herein, service as a Special Advisor to the Board shall be treated as service as a Director for all purposes and no termination of service shall be deemed to occur, and no distribution of benefits shall occur, in the event a Director is designated as a Special Advisor in connection with a Director's termination of directorship."

          IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed by the undersigned as of March 15, 2001.

                                       ALBERTSON'S, INC.



                                       By:      /s/  Thomas R. Saldin
                                                ------------------------
                                       Name:    Thomas R. Saldin
                                       Title:   Executive Vice President
                                                and General Counsel













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